UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K

_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): September 19, 2022
Curis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington, MA 02421
(Address of Principal Executive Offices) (Zip Code)
(617) 503-6500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) On September 19, 2022, Lori A. Kunkel, M.D. submitted her written resignation (the “Resignation Letter”) from the Board of Directors (the “Board”) of Curis, Inc. (the “Company”) effective September 30, 2022. At the time of her resignation, Dr. Kunkel served as a member of the Board’s Nominating and Corporate Governance Committee and as chair of the Board’s Clinical Program Committee. A copy of the Resignation Letter is attached hereto as Exhibit 17.1.

The Company believes that Dr. Kunkel resigned due to a fundamental difference in belief on company operations which, therefore, led her to the professional preference to no longer serve as a director, as discussed in the Resignation Letter.

In accordance with the requirements of Item 5.02(a) of Current Report on Form 8-K, the Company has provided Dr. Kunkel with the opportunity to furnish the Company as promptly as possible with a letter addressed to the Company stating whether she agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which she does not agree.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

17.1	Resignation Letter from Lori A. Kunkel, M.D., dated September 19, 2022
104	Cover Page Interactive Data File (embedded within the InLine XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	September 22, 2022	By:	/S/ JAMES E. DENTZER
James E. Dentzer
President and Chief Executive Officer